Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                                   State of
     Subsidiary Name                                            Incorporation
     ---------------                                            -------------

Arkansas Western Gas Company                                      Arkansas

Seeco, Inc.                                                       Arkansas

Southwestern Energy Production Company                            Arkansas

Diamond "M" Production Company                                    Delaware

Southwestern Energy Services Company                              Arkansas

Southwestern Energy Pipeline Company                              Arkansas

Arkansas Western Pipeline Company                                 Arkansas

A. W. Realty Company                                              Arkansas